Exhibit 99.2

             Metromedia International Group Inc. Provides Update on
                        Status of Its Financial Reporting


     CHARLOTTE, N.C.--(BUSINESS WIRE)--July 13, 2006--Metromedia International Group, Inc. (the "Company"), currently traded as: (PINK SHEETS: MTRM) - Common Stock and (PINK SHEETS: MTRMP) - Preferred Stock, the owner of interests in communications businesses in the country of Georgia, announced today that, although it has not fully completed the previously disclosed restatement activities required for the Company to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2004 ("2004 Form 10-K"), the Company intends to release preliminary financial results, through December 31, 2005, for its principal Georgian business, Magticom, within the next thirty days.
     Commenting on this announcement, Ernie Pyle, the Company's Chief Financial Officer, said: "Although the financial information that will be released will be subject to adjustment until such time that the Company files its respective periodic reports with the United States Securities and Exchange Commission ("SEC") (Form 10-Q's and Form 10-K), we are encouraged that we can deliver to our shareholders more recent financial performance of our principal Georgian business."
     Mr. Pyle further stated, "With respect to the Company's periodic reports that are to be filed with the SEC, we believe that we have substantially completed the work effort associated with the restatement of the Company's financial statements prior to fiscal year 2004 as well as completed the preparation of financial statements and disclosures for fiscal year 2004. Accordingly, management has begun to focus attention on the Company's fiscal year 2005 periodic reporting obligations with the SEC, while continuing to resolve disclosure issues, as they have arisen or may arise, associated with the review process for the 2004 Form 10-K."

     About Metromedia International Group

     Through its wholly owned subsidiaries, the Company owns interests in communications businesses in the country of Georgia. The Company's core businesses include Magticom, Ltd., the leading mobile telephony operator in Tbilisi, Georgia, Telecom Georgia, a well-positioned Georgian long distance telephony operator, and Telenet, a Georgian company providing internet access, data communications, voice telephony and international access services.
     This news release contains certain forward-looking statements made as of the date hereof based only on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties, including in particular those regarding the Company's intention to release within the next thirty days preliminary financial results associated with its Magticom business venture, through December 31, 2005. Actual events or results may differ materially from those projected in any of such statements due to various factors, including, but not limited to: the impact of the Company's current restatement process on its results for prior and current periods; uncertainties surrounding the restatement process, including the predictions for timing of filing and amount of the restatements; the risk of possible changes in the scope and nature of, the time required to complete, the issuance of audit opinions on the Company's prior year financial statements and the audit of the Company's fiscal 2004 and 2005 financial statements; risks that the Company's independent auditors might have audit adjustments that results in additional delay in the restatement process; and risks that the Company's inability to complete the restatement of its financial statements will impact operations. Various other factors beyond the Company's control could cause or contribute to such risks and uncertainties. This also includes such factors as are described from time to time in the SEC reports filed by the Company, including the Current Annual Report on Form 10-K for the year ended December 31, 2003, the Company's Form 10-Q for the fiscal quarters ended March 31, 2004, June 30, 2004 and September 30, 2004 and its most recently filed Form 8-K reports (dated October 19, 2004, November 4, 2004, November 16, 2004, November 22, 2004, December 9,
2004, January 6, 2005, February 9, 2005, February 17, 2005, March 9, 2005, March
23, 2005, April 19, 2005, April 20, 2005, June 7, 2005, June 17, 2005, July 12,
2005, July 18, 2005, July 25, 2005, July 28, 2005, August 3, 2005, August 10,
2005, September 8, 2005, September 19, 2005, January 31, 2006, March 8, 2006,
March 15, 2006, March 17, 2006, May 11, 2006, May 18, 2006 and June 26,2006).
The Company is not under, and expressly disclaims any, obligation to update the information in this news release for any future events.


     CONTACT: Metromedia International Group, Inc.
              Ernie Pyle, 704-321-7380; investorrelations@mmgroup.com